Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Files No. 333-91650; 333-122128; 333-137644; 333-139688; 333-148774; 333-198519) pertaining to Optibase Ltd. of our report, dated March 28, 2019, with respect to the consolidated financial statements of Optibase Ltd., included in this Annual Report (Form 20-F) for the year ended December 31, 2018.

Tel-Aviv, Israel March 28, 2019	/s/ Kost Forer Gabbay & Kasierer KOST FORER GABBAY & KASIERER A Member of Ernst & Young Global